MICROELECTRONICS TECHNOLOGY COMPANY



     FORM 8-K


( Current report filing )



Filed 12/07/09 for the Period Ending 12/03/09


Telephone	(8610) 5921-2300

CIK		0001329136

Symbol		MELY

SIC Code	3670

Industry	Electronic Components & Accessories

Sector		Electrical & Electronic Equipment Except Computers

Fiscal Year	06/30






UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report ( Date of Earliest Event Reported ) : December 7, 2009

MICROELECTRONICS TECHNOLOGY COMPANY
( Exact name of registrant as specified in its charter )

Nevada
( State or Other Jurisdiction of Incorporation )

333 - 130767
( Commission File Number )

N/A
( I. R. S. Employer Identification No. )

8th floor, MeiLinDaSha, Ji 2, GongTi Road, East, Beijing, China 10027 ( Address of principal executive offices, including zip code. )

(8610) 5921-2300
( Registrant's Telephone Number, Including Area Code )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(  )  Written communications pursuant to Rule 425 under the Securities
      Act (17 CRF 230.425)
(  )  Soliciting material pursuant to Rule 14a-12 under the Exchange
      Act (17 CRF 240.14a-12)
(  )  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CRF 240.14d-2(b) )
( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CRF 240.13e-4(c) )




Item 4.01 Changes in Registrant's Certifying Accountant.

On December 2, 2009, the Registrant, with the approval and consent of the Board of Directors, engaged the firm Manning
Elliott, Chartered, PCAOB and CPAB registered firm,
Vancouver, B.C. as its new independent accountant. The firm
Michael T. Studer CPA P.C. (the "Studer") of Freeport, N.Y.
was dismissed on December 2, 2009, due to the fact that British Columbia Securities Commission requires an independent accountant who is CPAB registered.

Studer audited the Company's financial statements for the fiscal years ended June 30, 2009 and 2008. Studer, in its October 12, 2009 opinion letter directed to the Board of the Company, stated that the "financial statements referred to above present fairly, in all material respects, the financial position of Microelectronics Technology Company, a development stage company, as of June 30, 2009 and 2008, and for the period May 18, 2005 (date of inception) to June
30, 2009 in conformity with the accounting principles generally accepted in the United States of America", which opinion included an emphasis paragraph relating to the Company's going concern uncertainty.

There is no disagreement with Studer on any matter of accounting principles or practices, financial statement disclosure of auditing scope or procedure for the audits of the fiscal years ending June 30, 2009 and 2008.

The decision to change independent accountants was approved by the Board of Directors and the management.

The Company has also requested that Studer furnish it with a letter addressed to the Securities and Exchange
Commission stating whether or not it agrees with the above statements.


Exhibit : Letter from Studer as per attach.









SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

	Microelectronics Technology Company

	By :  /s/  Michael Lee
	          ------------
		   Michael Lee
		Secretary & Director



December 7, 2009